SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT


                           Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):      March 3, 1995
                                                     -----------------




                             ROBERTSON-CECO CORPORATION
                ----------------------------------------------------
                Exact name of registrant as specified in its charter




   Delaware                1-10659                  36-3479146
- - ---------------          ------------           -----------------
- - -
(State or other          (Commission               (IRS Employer
jurisdiction of          File Number)           Identification
No.)
incorporation)



222 Berkeley Street, Boston, Massachusetts            02116
- - ------------------------------------------          ----------
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:     617-424-5500
                                                   -------------

Item 2.    Acquisition or Disposition of Assets

      On March 3, 1995, Robertson-Ceco Corporation (the "Company") sold the business and assets of its Concrete Construction Division (the "Concrete Division") to Ceco Concrete Construction Corp. ("Ceco Concrete"), a newly-formed entity owned by Pettibone Corporation, an entity controlled by the Company's Chief Executive Officer. The consideration consisted of $11.5 million of cash, adjusted to reflect an as of sale date of October 1, 1994, a $3 million interest bearing promissory note payable in three equal annual installments, with interest at 7% (the "Concrete Note"), and the assumption of certain liabilities by the purchaser. Additionally, the purchaser agreed to provide a substitute indemnity, bonds or collateral to satisfy the Company's bonding obligations with respect to those contracts transferred to Ceco Concrete. The Concrete Division provided subcontracting services for forming poured-in-place reinforced concrete buildings. The transaction and the consideration therefore was negotiated under the direction of a special committee of disinterested directors appointed by the Board of Directors of the Company. The Concrete Division operated as the sole component of the Company's concrete construction group.


Item 5.    Other Events

      A lawsuit arising out of the construction of new headquarters for Morgan Guaranty Trust Company of New York ("Morgan") at 60 Wall Street, New York, New York is pending in the Supreme Court of the State of New York [Cupples Product Division of H.H. Robertson Company v. Morgan Guaranty Trust Company of New York, et al (the "New York Litigation")]. The Company's Cupples Products Division ("Cupples") acted as a subcontractor for the provision and erection of custom curtainwall for the building. Morgan and Tishman Construction Company of New York ("Tishman") the general contractor for the project, claimed that the Company and Federal Insurance Company ("Federal"), as issuer of a performance bond in connection with the Company's work, are liable for $29.9 million in excess completion costs and delay damages due to the Company's alleged failure to perform its obligations under its subcontract. The Company had taken action to enforce a $5.0 million mechanic's lien against the building and sought to recover more than $10.0 million in costs and damages caused by Tishman's breach of the subcontract with the Company. On March 3, 1995, the Company and Federal entered into an agreement (the "Federal Agreement") under which Federal agreed to hold the Company harmless from claims pending in the New York Litigation. Under the agreement, Federal will assume control of the New York Litigation. As consideration for Federal's obligations, the Company assigned to Federal the $3 million interest bearing promissory note received from the Company's sale of its Concrete Division, and agreed to pay Federal $1 million per year, in equal quarterly installments, for seven years without interest commencing March 24, 1995. As security for the payment obligations to Federal, the Company granted to Federal a security interest in all of the Company's assets and the purchaser delivered a financial guarantee insurance policy securing payment of the Concrete Note.

      The Federal Agreement contains certain change of control provisions which require that the Company (a) have at least 30% of its common stock owned by Andrew Sage, the Company's Chairman, and Michael Heisley, the Company's Chief Executive Officer, and (b) have as its Chairman and/or Chief Executive Officer either Andrew Sage or Michael Heisley or both. In the event that these conditions are not met, Federal may require immediate payment of all remaining unpaid amounts.


Item 7.    Financial Statements and Exhibits

      (b) The following unaudited pro forma financial information is included as a separate section of this report:

           Pro Forma Condensed Consolidated Balance Sheet -- September
           30, 1994

           Pro Forma Condensed Consolidated Statement of Operations -- For the Year Ended December 31, 1991

           Pro Forma Condensed Consolidated Statement of Operations -- For the Year Ended December 31, 1992

           Pro Forma Condensed Consolidated Statement of Operations -- For the Year Ended December 31, 1993

           Pro Forma Condensed Consolidated Statement of Operations -- For the Nine Months Ended September 30, 1994

           Notes to Pro Forma Condensed Consolidated Financial
           Information

      (c)  Exhibits

           2 - Agreement for the Purchase and Sale of Assets by and between Robertson-Ceco Corporation and Ceco Concrete Construction Corp. dated March 3,1995

                          ROBERTSON-CECO CORPORATION
                  PRO FORMA CONDENSED FINANCIAL INFORMATION




The following unaudited pro forma financial information is presented to illustrate the estimated effects of the sale of the Company's Concrete Division and settlement of the New York Litigation. The Pro Forma Condensed Consolidated Balance Sheet is presented as if the sale and settlement of the New York Litigation had occurred on September 30, 1994. The Pro Forma Condensed Consolidated Statements of Operations for each of the years ended December 31, 1991, 1992 and 1993 and the nine months ended September 30, 1994 assume that the sale of the Concrete Division, and certain other businesses and the Company's exchange offer for the Company's 15.5% Discount Subordinated Debentures due 2000 and cumulative convertible preferred stock for new debt and common stock had occurred at the beginning of the periods presented. (See Notes to Pro Forma Condensed Consolidated Financial Information -- Pro Forma Assumptions.)

The pro forma condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the Company's financial position or its results of operations had the sale been consummated on the dates indicated, or for any future date or period. The Pro Forma Condensed Financial Information should be read in conjunction with the historical financial statements and notes thereto of the Company.

                                ROBERTSON-CECO CORPORATION
                      PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                    SEPTEMBER 30, 1994
                                        (Thousands)
                                        (Unaudited)


                             Robertson- Pro Forma   Pro Forma  Robertson-
                              Ceco As  Adjustments Adjustments    Ceco
                              Reported     (1)         (2)     Pro Forma
                             --------------------- ----------- ----------
Cash and cash equivalents    $   2,493  $  11,500    $    -    $  13,493
                                             (500)        -
Restricted cash                  2,553        -           -        2,553
Accounts and notes receivable, net         56,499     (16,132)              40,367
                                            1,000      (1,000)
Inventories                     18,824        -           -       18,824
Other current assets             2,936       (960)        -        1,976
                             ---------  ---------    --------  ---------
  Total current assets          83,305     (5,092)     (1,000)    77,213
                             ---------  ---------    --------  ---------

Property, plant & equipment, net26,849     (4,337)        -       22,512
Net assets held for sale         1,139        -           -        1,139
Excess of cost over net assets of
  acquired businesses, net      28,474        -           -       28,474
Other non-current assets        12,688     (1,080)        -       11,608
                                            2,000      (2,000)
                             ---------  ---------    --------  ---------
  Total assets               $ 152,455  $  (8,509)   $ (3,000) $ 140,946
                             =========  =========    ========  =========

Loans and current portion of
  long-term debt             $     711  $    (123)   $         $     588
Accounts payable                24,711     (1,763)        -       22,948
Insurance liabilities           10,155        -           -       10,155
Other current liabilities       44,809    (12,381)        -       32,428
                             ---------  ---------    --------  ---------
  Total current liabilities     80,386    (14,267)        -       66,119
                             ---------  ---------    --------  ---------
Long-term debt, less current
  portion                       44,798        (17)        -       44,781
Long-term insurance liabilities 14,980        -           -       14,980
Long-term pension liabilities   16,441        200         -       16,641
Reserves and other liabilities  29,869       (155)     (3,000)    29,714
                                                        2,000
                             ---------  ---------    --------  ---------
  Total liabilities          $ 186,474  $ (14,239)   $ (1,000) $ 172,235
                             ---------  ---------    --------  ---------








          See Notes to Pro Forma Condensed Consolidated Financial Information

                                ROBERTSON-CECO CORPORATION
                      PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                    SEPTEMBER 30, 1994
                                        (Thousands)
                                        (Unaudited)
                                        (Continued)


                             Robertson- Pro Forma   Pro Forma  Robertson-
                              Ceco As  Adjustments Adjustments    Ceco
                              Reported     (1)         (2)     Pro Forma
                             --------------------- ----------- ----------
Common stock                 $     162  $     -      $    -    $     162
Capital surplus                172,336        -           -      172,336
Warrants                         6,042        -           -        6,042
Retained earnings (deficit)   (197,485)     5,730      (2,000)  (193,755)
Excess of additional pension
  liability over unrecognized
  prior service cost            (8,139)       -           -       (8,139)
Deferred compensation             (751)       -           -         (751)
Foreign currency translation
  adjustments                   (6,184)       -           -       (6,184)
                             ---------  ---------    --------  ---------
  Total stockholders' equity
    (deficiency)               (34,019)     5,730      (2,000)   (30,289)
                             ---------  ---------    --------  ---------
Total liabilities and
  stockholders' equity
  (deficiency)               $ 152,455  $  (8,509)   $ (3,000) $ 140,946
                             =========  =========    ========  =========





























            See Notes to Pro Forma Condensed Consolidated Financial Information

                                ROBERTSON-CECO CORPORATION
                  PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            FOR THE YEAR ENDED DECEMBER 31, 1991
                            (Thousands, except per share amounts)
                                         (Unaudited)


                         Pro Forma  Pro Forma         Pro Forma
               Robertson- Adjust-    Adjust-           Adjust- Robertson-
                Ceco As    ments      ments             ments     Ceco
                Reported    (3)        (4)     Total     (5)   Pro Forma
               -------------------- -------------------------------------
Net revenues   $ 651,453 $(235,263) $    -   $416,190 $(84,943) $331,247
               --------- ---------  -------- -------- --------  --------
Cost of sales    577,482  (219,180)      -    358,302  (71,347)  286,955
Selling, general
 and administrative
 expenses        101,929   (34,943)      -     66,986  (12,682)   54,304
Restructuring
 expense          34,776    (6,728)      -     28,048   (1,606)   26,442
               --------- ---------  -------- -------- --------  --------

  Total costs and
   expenses      714,187  (260,851)      -    453,336  (85,635)  367,701
               --------- ---------  -------- -------- --------  --------
Operating income
 (loss)          (62,734)   25,588       -    (37,146)     692   (36,454)
               --------- ---------  -------- -------- --------  --------
Interest expense (20,910)    8,192     8,545   (4,173)      43    (4,130)
Loss on businesses
 sold/held for sale        (25,371)   25,371      -        -         -    -
Other income
 (expense), net    2,012     1,031       -      3,043       69     3,112
               --------- ---------  -------- -------- --------  --------
Income (loss) from
 continuing
 operations before
 income tax     (107,003)   60,182     8,545  (38,276)     804   (37,472)
Income tax provision
 (benefit)         2,030      (458)      -      1,572      -       1,572
               --------- ---------  -------- -------- --------  --------
Income (loss) from
 continuing
 operations    $(109,033)$  60,640  $  8,545 $(39,848)$    804  $(39,044)
               ========= =========  ======== ======== ========  ========
(Loss) per share
 from continuing
 operations    $ (124.49)                                       $  (3.53)
               =========                                        ========

Average shares
 outstanding         878                                          11,056
               =========                                        ========





           See Notes to Pro Forma Condensed Consolidated Financial Information

                                ROBERTSON-CECO CORPORATION
                  PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            FOR THE YEAR ENDED DECEMBER 31, 1992
                            (Thousands, except per share amounts)
                                         (Unaudited)


                          Pro Forma Pro Forma         Pro Forma
               Robertson-  Adjust-   Adjust-           Adjust- Robertson-
                Ceco As     ments     ments             ments     Ceco
                Reported     (6)       (4)     Total     (5)   Pro Forma
               ---------- --------- -------------------------------------
Net revenues    $400,953  $(46,079) $    -   $354,874 $(69,062) $285,812
                --------  --------  -------- -------- --------  --------
Cost of sales    352,816   (44,815)      -    308,001  (60,164)  247,837
Selling, general
 and administrative
 expenses         79,188   (12,502)      -     66,686  (10,950)   55,736
Restructuring
 expense          11,858    (3,660)      -      8,198   (2,650)    5,548
                --------  --------  -------- -------- --------  --------

  Total costs and
   expenses      443,862   (60,977)      -    382,885  (73,764)  309,121
                --------  --------  -------- -------- --------  --------
Operating income
 (loss)          (42,909)   14,898       -    (28,011)   4,702   (23,309)
                --------  --------  -------- -------- --------  --------
Interest expense (15,319)    1,677    10,733   (2,909)      52    (2,857)
Loss on businesses
 sold/held for sale         (1,132)    1,132      -        -         -    -
Other income
 (expense), net   (6,783)    1,119       -     (5,664)      (7)   (5,671)
                --------  --------  -------- -------- --------  --------
Income (loss) from
 continuing
 operations before
 income tax      (66,143)   18,826    10,733  (36,584)   4,747   (31,837)
Income tax provision
 (benefit)         1,205      (205)      -      1,000      -       1,000
                --------  --------  -------- -------- --------  --------
Income (loss) from
 continuing
 operations     $(67,348) $ 19,031  $ 10,733 $(37,584)$  4,747  $(32,837)
                ========  ========  ======== ======== ========  ========
(Loss) per share
 from continuing
 operations     $ (79.69)                                       $  (2.97)
                ========                                        ========

Average shares
 outstanding         880                                          11,058
                ========                                        ========





           See Notes to Pro Forma Condensed Consolidated Financial Information

                                ROBERTSON-CECO CORPORATION
                  PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            FOR THE YEAR ENDED DECEMBER 31, 1993
                            (Thousands, except per share amounts)
                                         (Unaudited)


                          Pro Forma Pro Forma         Pro Forma
               Robertson-  Adjust-   Adjust-           Adjust- Robertson-
                Ceco As     ments     ments             ments     Ceco
                Reported     (7)       (4)     Total     (5)   Pro Forma
               ---------- --------- -------------------------------------
Net revenues    $379,906  $(35,166) $    -   $344,740 $(64,249) $280,491
                --------  --------  -------- -------- --------  --------
Cost of sales    323,619   (33,280)      -    290,339  (51,307)  239,032
Selling, general
 and administrative
 expenses         59,190    (9,789)      -     49,401   (8,424)   40,977
                --------  --------  -------- -------- --------  --------

  Total costs and
   expenses      382,809   (43,069)      -    339,740  (59,731)  280,009
                --------  --------  -------- -------- --------  --------
Operating income
 (loss)           (2,903)    7,903       -      5,000   (4,518)      482
                --------  --------  -------- -------- --------  --------
Interest expense (10,762)      643     6,491   (3,628)      35    (3,593)
Loss on businesses
 sold/held for sale         (9,700)    9,700      -        -         -    -
Other income
 (expense), net      771       378       -      1,149     (149)    1,000
                --------  --------  -------- -------- --------  --------
Income (loss) from
 continuing
 operations before
 income tax      (22,594)   18,624     6,491    2,521   (4,632)   (2,111)
Income tax provision
 (benefit)             9      (135)      -       (126)     -        (126)
                --------  --------  -------- -------- --------  --------
Income (loss) from
 continuing
 operations     $(22,603) $ 18,759  $  6,491 $  2,647 $ (4,632) $ (1,985)
                ========  ========  ======== ======== ========  ========
(Loss) per share
 from continuing
 operations     $  (3.65)                                       $   (.17)
                ========                                        ========

Average shares
 outstanding       6,217                                          11,682
                ========                                        ========








           See Notes to Pro Forma Condensed Consolidated Financial Information

                                ROBERTSON-CECO CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
                           (Thousands, except per share amounts)
                                       (Unaudited)


                Robertson-  Pro Forma               Pro Forma  Robertson-
                 Ceco As   Adjustments             Adjustments    Ceco
                 Reported      (8)        Total         (5)    Pro Forma
                ---------- ----------- ----------- ----------- ----------
Net revenues     $279,803    $ (8,265)   $271,538    $(49,044)  $222,494
                 --------    --------    --------    --------   --------

Cost of sales     238,066      (8,568)    229,498     (39,654)   189,844
Selling, general and
 administrative
 expenses          39,446      (2,208)     37,238      (5,565)    31,673
Restructuring expense           3,125        (900)      2,225        -       2,225
                 --------    --------    --------    --------   --------

  Total costs and
   expenses       280,637     (11,676)    268,961     (45,219)   223,742
                 --------    --------    --------    --------   --------
Operating income
 (loss)              (834)      3,411       2,577      (3,825)    (1,248)
                 --------    --------    --------    --------   --------
Interest expense   (3,556)        -        (3,556)         16     (3,540)
Loss on businesses
  sold/held for sale           (9,800)      4,800      (5,000)       -      (5,000)
Other income
 (expense), net       489         (13)        476         412        888
                 --------    --------    --------    --------   --------
Income (loss) from
 continuing
 operations before
 income tax       (13,701)      8,198      (5,503)     (3,397)    (8,900)
Income tax provision  265        (112)        153         -          153
                 --------    --------    --------    --------   --------
Income (loss) from
 continuing
 operations      $(13,966)   $  8,310    $ (5,656)   $ (3,397)  $ (9,053)
                 ========    ========    ========    ========   ========
(Loss) per share
 from continuing
 operations      $   (.89)                                      $   (.57)
                 ========                                       ========

Average shares
  outstanding      15,773                                         15,773
                 ========                                       ========








            See Notes to Pro Forma Condensed Consolidated Financial Information

                          ROBERTSON-CECO CORPORATION
             NOTES TO PRO FORMA CONDENSED FINANCIAL INFORMATION
                                  (Unaudited)



Background
- - ----------

On March 3, 1995, Robertson-Ceco Corporation ("the Company") sold the business and assets of its Concrete Construction Division (the "Concrete Division"), which provides subcontracting services for forming poured-in-place, reinforced concrete buildings, to Ceco Concrete Construction Corp. ("Ceco Concrete"), a newly formed entity owned by Pettibone Corporation, an entity controlled by the Company's Chief Executive Officer. The consideration consisted of $11.5 million of cash, adjusted to reflect an as of sale date of October 1, 1994, a $3 million interest bearing promissory note (the "Concrete Note"), payable in three equal annual installments, with interest at 7%, and the assumption of certain liabilities by the purchaser. Additionally, the purchaser agreed to provide a substitute indemnity, bonds or collateral to satisfy the Company's bonding obligations with respect to those contracts transferred to Ceco Concrete.

The Concrete Division operated as the sole component of the Company's concrete construction segment. The accompanying unaudited pro forma financial information is presented to illustrate the estimated effects of the sale of the Company's Concrete Division. The Pro Form Condensed Consolidated Balance Sheet is presented as if the sale had occurred on September 30, 1994. The Pro Forma Condensed Consolidated Statement of Operations for the years ended December 31, 1991, 1992 and 1993 and the nine months ended September 30, 1994 assume that the sale had occurred at the beginning of the periods presented.

During 1988, the Company adopted a formal plan to discontinue its fixed-price custom curtainwall operations. Certain contracts related to the Company's discontinued custom curtainwall operations continue to be the subject of litigation. In one of the actions (the "New York Litigation"), the owner and the general contractor for the project claimed the Company and Federal Insurance Company ("Federal"), as issuer of a performance bond in connection with the Company's work, are liable for $29.9 million in excess completion costs and delay damages due to the Company's alleged failure to perform its obligations under its subcontract. In March 1995, the Company and Federal entered into an agreement under which Federal has agreed to hold the Company harmless from claims pending in the New York Litigation. Under the agreement, Federal will assume control of the New York Litigation. As consideration for Federal's obligations, the Company assigned the Concrete Note to Federal, and agreed to pay Federal $1.0 million per year, in equal quarterly installments, commencing March 24, 1995, for seven years without interest. As security for the payment obligations to Federal, the Company granted to Federal a security interest in all of the Company's assets and the purchaser delivered a financial guarantee insurance policy securing payment of the Concrete Note. The Federal Agreement contains certain change of control provisions which require that the Company (a) have at least 30% of its common stock owned by Andrew Sage, the Company's Chairman, and Michael Heisley, the Company's Chief Executive Officer, and (b) have as its Chairman and/or Chief Executive Officer either Andrew Sage or Michael Heisley or both. In the event that these conditions are not met, Federal may require immediate payment of all remaining unpaid amounts. The accompanying Pro Forma Consolidated Balance Sheet is presented as if the settlement between the Company and Federal had occurred on September 30, 1994 and the Pro Forma Statements of Operations exclude any interest earned from the Concrete Note.


Pro Forma Assumptions - Disposition of Assets
- - ---------------------------------------------

(A) On February 3, 1992, pursuant to an Amended Agreement of Purchase and Sale of Assets, the Company sold its door, and certain of its domestic building products and construction businesses for approximately $135 million (the "Disposition").

     The businesses sold include the operations of the Ceco Door Products, Ceco Entry Systems and Ceco/Windsor Door operating units of the Company (the "Door Business") and that portion of the Company's H.H. Robertson Company (USA) operating unit engaged in the design, fabrication, marketing, sale and erection of industrial and architectural wall, roof and other building products systems including foam and laminated products, profile products and accessories, Versacor coatings and Resolite fiberglass products (the "X-1 Business"). Additionally, during the first quarter of 1992 the Company sold its floor and deck business and a foreign subsidiary.

     Concurrent with the Disposition, the Company repaid amounts outstanding under its Revolving Credit Facility (the "Facility"), as well as certain other debt, and entered into an Amended and Restated Loan Agreement with Wells Fargo Bank, N.A. (the "Refinancing").

     The sale of the Door Business was reflected in the historical financial statements of the Company as a discontinued operation in accordance with APB 30 while the sale of the X-1 Business, the floor and deck business and the foreign subsidiary, (collectively the "Sold Businesses") were reflected as the disposal of a portion of a segment of a business. The Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1991 assumes that the sale of the Sold Businesses had occurred at the beginning of the year and that the proceeds resulting from the Disposition were utilized to repay amounts outstanding under the Facility and that amounts of cash restricted pursuant to the Refinancing earned interest during the year.

(B) On November 9, 1993, the Company sold all of the common stock of H.H. Robertson (U.K.) Limited (the "U.K. Subsidiary"), a wholly-owned subsidiary of the Company.

     The Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 1991, 1992 and 1993 assume that the sale of the U.K. Subsidiary had occurred at the beginning of the period presented.

(C) On December 27, 1994, the Company sold the business and assets of its remaining U.S. Building Products operation, the Cupples Products Division (the "Cupples Division"), which manufactures curtainwall systems, to Cupples Products, Inc., a newly formed company owned by Gregg Sage, a member of the Company's Board of Directors.

     The Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 1991, 1992 and 1993 and the nine months ended September 30, 1994 assume that the sale of the Cupples Division had occurred at the beginning of the periods presented.

(D) The sale of the Concrete Division will be reflected in the historical financial statements as a discontinued operation in accordance with APB No. 30. The Company expects to realize a gain on the sale of the Concrete Division which is not reflected in the accompanying Pro Forma Condensed Consolidated Statements of Operations. The Pro Forma Condensed Consolidated Statements of Operations assume that the sale of the Concrete Division occurred at the beginning of each period presented.

(E) During the quarter ended September 30, 1994, the Company decided to sell or dispose of its remaining European building products operations (the "European Operations"). The assets and liabilities of the European Operations were netted and presented within other liabilities in the Condensed Consolidated Balance Sheet at September 30, 1994 which was filed with the Securities and Exchange Commission on Form 10-Q on November 14, 1994.

     The Company's Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 1991, 1992 and 1993 and the nine months ended September 30, 1994 have not been adjusted to exclude the operating results of the European Operations. Additionally, the Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1994 includes a charge of $5 million to write-down the net assets of the European Operations to their estimated net realizable value and provide for costs and expenses expected to be incurred in connection with the transactions.

     The following table summarizes the revenues and income (loss) from continuing operations of the European Operations for the years ended December 31, 1991, 1992 and 1993, and the nine months ended September 30, 1994:

                                                   Nine Months
                                                      Ended
                                        Year Ended December 31,     September 30,
                        1991      1992      1993       1994
                      -------   -------   ------- -------------
                                                 `
    Revenues          $60,512   $53,197   $29,350     $16,072
                      =======   =======   =======     =======
    Income (loss)
      from continuing
      operations      $(2,043)  $  (682)  $(1,150)    $(1,288)
                      =======   =======   =======     =======

    Additionally, the Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 1994 includes a restructuring charge of $2.2 million which relates primarily to severance costs and overhead reduction measures associated with downsizing at the Company's corporate office.


Pro Forma Assumptions -- Exchange Offer
- - ---------------------------------------

(F) On July 14, 1993, the Company consummated an exchange offer for its 15.5% Discount Subordinated Debentures due 2000 and its outstanding cumulative convertible preferred stock for new debt and common stock (the "Exchange Offer"). On July 23, 1993, a 1 for 16.5 reverse split of the Company's common stock became effective (the "Reverse Split").

    The Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 1991, 1992 and 1993 assume that the Exchange Offer had been consummated at the beginning of each period presented. All common stock share amounts and per share data presented herein have been restated to reflect the Reverse Split.


Pro Forma Adjustments - Condensed Consolidated Balance Sheet
- - ------------------------------------------------------------

(1) Represents the receipt of proceeds, net of estimated costs and expenses, from the sale of the Concrete Division and elimination of assets sold to, and liabilities assumed by, Ceco Concrete Construction Corp.

(2) Reflects reductions in current and noncurrent notes receivable as a result of the Company's assignment of the Concrete Note to Federal and an increase in the loss reserve of $2 million to reflect total amounts due Federal pursuant to the settlement agreement between the Company and Federal.


Pro Forma Adjustments - Condensed Consolidated Statements of Operations
- - -----------------------------------------------------------------------

(3) Represents the elimination of all revenues and expenses associated with the Sold Businesses, the U.K. Subsidiary and the Cupples Division. Additionally, reflects the reversal of the loss recorded on the sale of the Sold Businesses and a reduction in interest expense resulting from the application of the proceeds from the disposition to reduce amounts outstanding under the Facility. Interest income has been recorded on amounts of cash which would have been restricted.


(4) Reflects reduction in interest expense resulting from the Exchange
    Offer.


(5) Represents the elimination of all revenues and expenses associated with the Concrete Division.


(6) Represents the elimination of all revenues and expenses associated with the U.K. Subsidiary and the Cupples Division and the reversal of the additional loss recorded on the sale of the Sold Businesses.


(7) Represents the elimination of all revenues and expenses associated with the U.K. Subsidiary and the Cupples Division and the reversal of the loss recorded on the sale of the U.K. Subsidiary.


(8) Represents the elimination of all revenues and expenses associated with the Cupples Division and reversal of the loss recorded on the sale of the Cupples Division.

                                     SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ROBERTSON-CECO CORPORATION


Date:   March 20, 1995             By: /s/ John C. Sills
                                       ------------------------------
                                       John C. Sills
                                       Executive Vice President
                                         and Chief Financial Officer
                                       (Principal Financial Officer
                                         and Principal Accounting
                                         Officer)

                             ROBERTSON-CECO CORPORATION
                                      FORM 8-K
                                   MARCH 3, 1995


EXHIBIT INDEX
- - -------------

The following exhibits are filed herewith:


                                                   Sequentially
Exhibit Number           Exhibit Description       Numbered Page
- - --------------           -------------------       -------------

     2.1              Agreement for Purchase and         17
                      Sale of Assets by and between
                      Robertson-Ceco Corporation and
                      Ceco Concrete Construction
                      Corp. dated March 3, 1995.